Exhibit 23.1

Consent of independent accountants

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated June 10, 2003 relating to the consolidated financial statements of OmniVision Technologies, Inc., and our report dated June 10, 2003 relating to the financial statement schedule of valuation and qualifying accounts, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California

July 11, 2003